As filed with the Securities and Exchange Commission on February 4, 2020

Registration No. 333-235932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	3842	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Hatnufa Street, Floor 6

Yokneam Ilit, Israel, 2069203

+972.4.959.0123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ReWalk Robotics Inc.

200 Donald Lynch Blvd

Marlborough, MA 01752

(508) 251-1154

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Aaron M. Lampert, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv 6789141, Israel Tel: +972 (3) 608-9999	Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 (212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

          This Amendment No. 2 to Form S-1 is being filed for the sole purpose of filing Exhibit 10.46, an agreement entered into on February 3, 2020, and to reflect such filing in the Exhibit Index. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or to Items 13, 14 or 15 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses paid or payable by the registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to Be Paid
SEC registration fee	$3,967.01
FINRA filing fee	5,084.40
Printing expenses	5,000
Legal fees and expenses(1)	200,000
Accounting fees and expenses	30,000
Other fees and expenses(2)	56,500
Total	$300,551.41

(1)	Represents fees of the registrant’s Israeli and U.S. securities counsel, as well as $90,000 for the placement agent’s legal fees and expenses in connection with this offering, for which we have agreed to reimburse the placement agent.

(2)	Represents a non-accountable expense allowance of $25,000 for the placement agent, $10,000 for the clearing expenses of the placement agent and other fees and expenses in the amount of $21,500.

Item 14. Indemnification of Directors and Officers.

Under the Israeli Companies Law, ReWalk Robotics Ltd. (the “Company”), may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event:

●

financial liability in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the Company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the Company’s board of directors as reasonable under the circumstances, and such undertaking must detail these foreseen events and amount or criteria;

●

reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that: (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

●

reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the Company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Israeli Companies Law, the Company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the Company’s articles of association:

●	a breach of the duty of loyalty to the Company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the Company;
●	a breach of duty of care to the Company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and
●	a financial liability imposed on the office holder in favor of a third party.

Under the Israeli Companies Law, the Company may not indemnify, exculpate or insure an office holder against any of the following:

●

a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to us to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Company (but the Company may not exculpate an office holder from liability for a breach of the duty of loyalty);

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;
●	an act or omission committed with intent to derive illegal personal benefit; or
●	a civil or criminal fine or forfeit levied against the office holder.

The Company may exculpate an office holder in advance from liability to it, in whole or in part, for damages caused to us as a result of a breach of duty of care. The Company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law, exculpation, indemnification and insurance of the Company’s office holders must be approved by its compensation committee and board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

The Company has entered into indemnification agreements with its office holders to exculpate, indemnify and insure them to the fullest extent permitted or to be permitted by its articles of association, the Israeli Companies Law and the Israeli Securities Law, 5728-1968.

The Company has obtained directors’ and officers’ liability insurance for the benefit of its office holders and intends to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

Item 15.	Recent Sales of Unregistered Equity Securities.

Since January 1, 2017, we issued securities, which were not registered under the Securities Act of 1933, as amended (the “Securities Act”), as set forth below. We believe that each of such sales or issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 under the Securities Act and/or Regulation S under the Securities Act.

The following is a summary of transactions during the preceding three years involving sales of our securities that were not registered under the Securities Act:

●

On June 9, 2017, we issued to Kreos V a $3.0 million secured convertible promissory note, convertible at any time into our ordinary shares at a conversion price of $31.70 per share (subject to customary anti-dilution adjustments), in connection with our entry into the First Amendment to the Kreos V Loan Agreement, dated as of June 9, 2017, under which the outstanding principal amount under the Kreos V Loan Agreement was reduced from $17,154,328.34 to $14,154,328.34.

●

On March 6, 2018, we entered into an investment agreement for a private placement of 640,000 of our ordinary shares to Timwell, in exchange for total aggregate proceeds of $20 million at a price of $31.25 per share. Timwell agreed to make the investment in three separate tranches, consisting of $5.0 million for 160,000 shares in the first tranche, $10 million for 320,000 shares in the second tranche and $5.0 million for 160,000 shares in the third tranche. We issued the first tranche of 160,000 shares pursuant to the investment agreement on May 15, 2018. The closing of the remaining tranches is subject to various specified closing conditions. In light of the positions taken by Timwell during the negotiations on definitive joint venture and license agreements, we no longer believe that agreement can be reached on the basis of the original understandings reflected in our investment agreement with Timwell, although we generally remain in dialogue with RealCan, Timwell’s affiliate, on alternative pathways that will allow us to commercialize our products in China through RealCan and its affiliates, and also provide for RealCan or an affiliate to invest in us. Due to various delays in the process and other barriers to closing, there is a significant risk that we will not reach agreement with RealCan on a modification of the original agreement. As we continue to view China as a market with key opportunities for products designed for stroke patients, we continue to evaluate potential relationships with other groups to penetrate the Chinese market.

●

In May 2018, we entered into a fee and release agreement with Canaccord Genuity LLC (“Canaccord Genuity”), requiring us to pay to Canaccord Genuity, in connection with a settlement, in addition to certain cash amounts, (i) $125,000 in our ordinary shares after the closing of the first tranche of the Timwell transaction, and (ii) $225,000 in our ordinary shares after the closing of the second tranche of the Timwell transaction (or such lower amount if the second tranche closing is less than $10,000,000). The price per share used for calculation of the number of ordinary shares issued by the Company to Canaccord Genuity is based on the volume weighted average price of the Company’s ordinary shares as reported on the Nasdaq Capital Market for the five consecutive trading days prior to the date of issuance. Following the closing of the first tranche of the Timwell transaction on May 15, 2018, we issued 4,715 ordinary shares to Canaccord Genuity.

●	On February 25, 2019, we issued to representatives of H. C. Wainwright warrants to purchase up to 45,600 ordinary shares with an exercise price of $7.1875 per share, exercisable from February 25, 2019 until February 21, 2024, as compensation for H.C. Wainwright’s role as the placement agent in our “best efforts” public offering of ordinary shares in February 2019.

●

On April 3, 2019, we entered into securities purchase agreements with certain institutional purchasers whereby we issued warrants to purchase up to 408,457 ordinary shares with an exercise price of $5.14 per share, exercisable from April 5, 2019 until October 7, 2024, in a private placement that took place concurrently with our registered direct offering of ordinary shares in April 2019. In connection therewith, we issued warrants to purchase up to 49,015 ordinary shares, with an exercise price of $6.503125 per share, exercisable from April 5, 2019 until April 3, 2024, to representatives of H.C. Wainwright as compensation for H.C. Wainwright’s role as the placement agent in our April 2019 registered direct offering and concurrent private placement of warrants.

●	On June 5, 2019 and June 6, 2019, we entered into warrant exercise agreements with certain institutional investors whereby we issued warrants to purchase up to 1,464,665 ordinary shares with an exercise price of $7.50 per share, exercisable from June 5, 2019 or June 6, 2019 until June 5, 2024 or June 6, 2024, respectively. In connection therewith, we issued warrants to purchase up to 87,880 ordinary shares, with an exercise price of $9.375 per share, exercisable from June 5, 2019 until June 5, 2024, to certain representatives of H.C. Wainwright as compensation for H.C. Wainwright’s role as the placement agent in our June 2019 warrant exercise agreement and concurrent private placement of warrants.

●

On June 12, 2019, we entered into securities purchase agreements with certain institutional investors whereby we issued warrants to purchase up to 416,667 ordinary shares with an exercise price of $6.00 per share, exercisable from June 12, 2019 until December 12, 2024, in a private placement that took place concurrently with our registered direct offering of ordinary shares in June 2019. In connection therewith, we issued warrants to purchase up to 50,000 ordinary shares, with an exercise price of $7.50 per share, exercisable from June 12, 2019 until June 10, 2024, to certain representatives of H.C. Wainwright as compensation for H.C. Wainwright’s role as the placement agent in our June 2019 registered direct offering and concurrent private placement of warrants.

Item 16. Exhibits and Financial Statement Schedules.

(a) Reference is made to the attached Exhibit Index.

(b) No financial statement schedules are provided because the information called for is not required or is shown in the financial statements or the notes thereto.

Item 17. Undertakings.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Number	Description
3.1	Third Amended and Restated Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2019).
4.1	Specimen share certificate (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form F-1/A (File No. 333-197344), filed with the SEC on August 20, 2014).
4.2	Amended and Restated Shareholders’ Rights Agreement, dated July 14, 2014, among the Company and the other parties named therein (incorporated by reference to Exhibit 10.9 to the Company’s registration statement on Form F-1/A (File No. 333-197344), filed with the SEC on July 16, 2014).
4.3	Warrant, dated December 30, 2015, between the Company and Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2016).
4.4	Form of warrant issued in connection with the Company’s follow-on offering in November 2016 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2016).
4.5	Secured Convertible Promissory Note, dated June 9, 2017, issued to Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017).
4.6	Form of pre-funded warrant offered in November 2018 follow-on offering (incorporated by reference to Exhibit 4.6 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on November 14, 2018).
4.7	Form of common warrant to purchase ordinary shares in November 2018 follow-on offering (incorporated by reference to Exhibit 4.7 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on November 14, 2018).
4.8	Form of underwriter warrant from November 2018 follow-on offering (incorporated by reference to Exhibit 4.8 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on November 14, 2018).
4.9	First Amendment to Warrant to Purchase Shares between the Company and Kreos Capital V (Expert Fund) Limited, dated November 20, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the SEC on November 21, 2018).
4.10	Form of placement agent warrant from February 2019 “best efforts” public offering (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019).
4.11	Form of purchaser warrant from April 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2019).
4.12	Form of placement agent warrant from April 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2019).
4.13	Registration Rights Agreement, dated May 15, 2018, between the Company and Timwell Corporation Limited (incorporated by reference to Exhibit 99.4 to the Schedule 13D filed by Timwell Corporation Limited with the SEC on May 29, 2018).
4.14	Form of private placement warrant from June 2019 private placement of warrants (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2019).
4.15	Form of placement agent warrant from June 2019 private placement of warrants (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2019).
4.16	Form of purchaser warrant from June 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2019).
4.17	Form of placement agent warrant from June 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2019).
4.18	Form of common warrant offered hereby. (incorporated by reference to Exhibit 4.18 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020)
4.19	Form of pre-funded warrant offered hereby. (incorporated by reference to Exhibit 4.19 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020)
4.20	Form of placement agent warrant offered hereby. (incorporated by reference to Exhibit 4.20 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020)
5.1	Opinion of Goldfarb Seligman & Co., Israeli counsel to the Company (including consent).(incorporated by reference to Exhibit 5.1 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020).
5.2	Opinion of White & Case LLP, U.S. counsel to the Company (including consent). (incorporated by reference to Exhibit 5.2 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020)

10.1	Letter of Agreement, dated July 11, 2013, between the Company and Sanmina Corporation (incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).*
10.2	Strategic Alliance Agreement, dated September 24, 2013, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).
10.3	Exclusive Distribution Agreement, dated September 24, 2013, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).*
10.4	Confidentiality and Non-Disclosure Agreement, dated September 24, 2013, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.4 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).
10.5	Side Letter, dated September 30, 2013, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.5 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).
10.6	Loan Agreement, dated December 30, 2015, between the Company and Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2016). #
10.7	First Amendment, dated June 9, 2017, to the Loan Agreement, dated December 30, 2015, between ReWalk Robotics, Ltd. and Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017). #
10.8	Research Collaboration Agreement, dated May 16, 2016, between the Company and the President and Fellows of Harvard College (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2016).*
10.9	License Agreement, dated May 16, 2016, between the Company and the President and Fellows of Harvard College (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2016).*
10.10	Form of indemnification agreement between the Company and each of its directors and executive officers (incorporated by reference to Exhibit 10.11 to the Company’s registration statement on Form F-1/A (File No. 333-197344), filed with the SEC on August 20, 2014).**
10.11	2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).**
10.12	2012 Israeli Equity Incentive Sub Plan (incorporated by reference to Exhibit 10.13 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).**
10.13	2012 U.S. Equity Incentive Sub Plan (incorporated by reference to Exhibit 10.14 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).**
10.14	2006 Stock Option Plan (incorporated by reference to Exhibit 10.15 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).**
10.15	2014 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2019).**
10.16	Executive Employment Agreement, dated as of January 17, 2011, between the Company and Larry Jasinski (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, as amended on May 6, 2016).**
10.17	2014 Incentive Compensation Plan Form of Option Award Agreement for employees and executives (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, as amended on May 6, 2016).**
10.18	2014 Incentive Compensation Plan Form of Restricted Share Unit Award Agreement for non-Israeli employees, and executives (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, as amended on May 6, 2016).**
10.19	2014 Incentive Compensation Plan Form of Restricted Share Unit Award Agreement for Israeli non-employee directors, employees and executives (incorporated by reference to Exhibit 10.20.1 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on October 15, 2018).**
10.20	2014 Incentive Compensation Plan Form of Restricted Share Unit Award Agreement between the Company and Jeffrey Dykan, as director (incorporated by reference to Exhibit 10.20.2 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on October 15, 2018).**
10.21	2014 Incentive Compensation Plan Prior Form of Restricted Share Unit Award Agreement for non-Israeli non-employee directors (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, as amended on May 6, 2016).**

10.22	2014 Incentive Compensation Plan New Form of Restricted Share Unit Award Agreement for non-Israeli non-employee directors (incorporated by reference to Exhibit 10.22 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on October 15, 2018).**
10.23	2014 Incentive Compensation Plan Prior Form of Option Award Agreement for Israeli non-employee directors (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2017, as amended on April 27, 2017)**
10.24	2014 Incentive Compensation Plan Prior Form of Option Award Agreement for non-Israeli non-employee directors (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2017, as amended on April 27, 2017).**
10.25	ReWalk Robotics Ltd. Compensation Policy for Executive Officers and Non-Executive Directors, as amended (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017).**
10.26	Equity Distribution Agreement, dated May 10, 2016, between the Company and Piper Jaffray & Co., as Agent (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2016).
10.27	Amendment No. 1 to Equity Distribution Agreement, dated May 9, 2019, between the Company and Piper Jaffray & Co., as Agent (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on May 9, 2019).
10.28	Employment Agreement, dated as of January 15, 2013, between the Company and Ofir Koren (incorporated by reference to Exhibit 10.26 to the Company’s annual report on Form 10-K filed with the SEC on March 8, 2018).**
10.29	Amendment to Employment Agreement, dated March 1, 2018, between the Company and Ori Gon (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 7, 2018).**
10.31	Employment Agreement, dated May 25, 2015, between the Company and Ori Gon (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 7, 2018).**#
10.32	Investment Agreement, dated March 6, 2018, by and between the Company and Timwell Corporation Limited (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2018).*#
10.33	Framework Agreement Regarding a Potential Joint Venture, dated March 6, 2018, between the Company and RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2018).*
10.34	Amendment No. 1 to Investment Agreement, dated May 15, 2018, between the Company and Timwell Corporation Limited (incorporated by reference to Exhibit 99.3 to the Schedule 13D filed by Timwell Corporation Limited with the SEC on May 29, 2018).
10.35	Amendment No. 1 to the Research Collaboration Agreement, dated May 1, 2017, between the Company and the President and Fellows of Harvard College (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2018).*
10.36	Amendment No. 1 to the Exclusive License Agreement and Amendment No. 2 to the Research Collaboration Agreement, dated April 1, 2018, between the Company and the President and Fellows of Harvard College (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2018).*
10.37	Amendment No. 1 to the Exclusive Distribution Agreement, dated May 15, 2018, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed with the SEC on August 14, 2018).
10.38	Waiver, dated September 3, 2018, between the Company and Kreos Capital V (Expert Fund) L.P. (incorporated by reference to Exhibit 10.38 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on October 15, 2018).
10.39	Second Amendment to Loan Agreement between the Company and Kreos Capital V (Expert Fund) Limited, dated November 20, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on November 21, 2018).
10.40	Form of securities purchase agreement from February 2019 “best efforts” public offering (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 25, 2019).#
10.41	Form of securities purchase agreement from April 2019 registered direct offering and concurrent private plcaement of warrants (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on April 5, 2019).#
10.42	Form of warrant exercise agreement from June 2019 private placement of warrants (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2019).

10.43	Form of securities purchase agreement from June 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2019).#
10.44	Form of securities purchase agreement for the units offered hereby. (incorporated by reference to Exhibit 10.45 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020).^#
10.45

Engagement Letter, dated December 31, 2019 between the Company and H.C. Wainwright & Co., LLC. (incorporated by reference to Exhibit 10.45 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020).^

10.46	Amendment No. 1 to the Engagement Letter, dated February 3, 2020, between the Company and H.C. Wainwright & Co., LLC.†^
21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on November 7, 2018).
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited. (incorporated by reference to Exhibit 23.1 to the Company’s registration statement on Form S-1/A (File No. 333-227852, filed with the SEC on January 30, 2020).
23.2	Consent of Goldfarb Seligman & Co (included in Exhibit 5.1).
23.3	Consent of White & Case LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included in the signature page to the registration statement filed with the SEC on January 15, 2020).

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.PRE	XBRL Taxonomy Presentation Linkbase Document
101.CAL	XBRL Taxonomy Calculation Linkbase Document
101.LAB	XBRL Taxonomy Label Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

*

Portions of the agreement were omitted and a complete copy of the agreement has been provided separately to the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under applicable rules of the U.S. Securities and Exchange Commission, which application was subsequently granted.

**	Management contract or compensatory plan, contract or arrangement.

#	The schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

†	Filed herewith.

^

Portions of this agreement (indicated by asterisks) have been omitted under rules of the U.S. Securities and Exchange Commission permitting the confidential treatment of select information, because such portions are not material and would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, State of Massachusetts on February 4, 2020.

REWALK ROBOTICS LTD.

By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

*	Director and Chief Executive Officer	February 4, 2020
Larry Jasinski	(Principal Executive Officer)

*	Chief Financial Officer	February 4, 2020
Ori Gon	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	February 4, 2020
Jeff Dykan

*	Director	February 4, 2020
Dr. John William Poduska

*	Director	February 4, 2020
Yohanan Engelhardt

*	Director	February 4, 2020
Wayne B. Weisman

*	Director	February 4, 2020
Yasushi Ichiki

*	Director	February 4, 2020
Aryeh Dan

*	Director	February 4, 2020
Peter Wehrly

*	Director	February 4, 2020
Chunlin Han

* Signed by power of attorney

By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Attorney in Fact

REWALK ROBOTICS INC.			Authorized Representative in the United States

By:	/s/ Ori Gon			February 4, 2020
	Name:	Ori Gon
	Title:	Chief Financial Officer